Exhibit 99.2

VANTAGE HOSPITALITY GROUP, INC.

AND SUBSIDIARIES

D/B/A

AMERICAS BEST VALUE INN and

LEXINGTON by VANTAGE

A SUBSIDIARY OF

THIRTY-EIGHT STREET, INC.

CONSOLIDATED FINANCIAL STATEMENTS

and

AUDITOR’S REPORT

AS OF

DECEMBER 31, 2015, AND 2014

AND FOR THE YEARS ENDED

DECEMBER 31, 2015, 2014 AND 2013

TABLE OF CONTENTS

PAGE

INDEPENDENT AUDITOR’S REPORT	3

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheets	4 - 5

Consolidated Statements of Income	6

Consolidated Statements of Comprehensive Income	7

Consolidated Statements of Changes in Stockholders’ Equity	8

Consolidated Statements of Cash Flows	9 - 10

Notes to Consolidated Financial Statements	11 - 25

Independent Auditor’s Report on Supplementary Schedules	26

Supplementary Schedules of Operating Expenses - Consolidated Selling, Reservation, General and Administrative	27

Supplementary Schedules of Operating Expenses - Consolidated Marketing and Consolidated Other Membership and Conference	28

Robert J. Berney, CPA, MBA Mark D. Gitlin, CPA, MAFF John L. Abitante, CPA, MST www.bga-cpa.com

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

of Vantage Hospitality Group, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Vantage Hospitality Group, Inc. and Subsidiaries (a Florida corporation and subsidiary of Thirty-Eight Street, Inc.), which comprise of the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the three years ended December 31, 2015, 2014 and 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vantage Hospitality Group, Inc. and Subsidiaries as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the three years ended December 31, 2015, 2014 and 2013 in accordance with accounting principles generally accepted in the United States of America.

Respectfully Submitted,

Berney, Gitlin & Abitante, P.L.L.C.

Davie, Florida

March 31, 2016

Berney, Gitlin & Abitante P.L.L.C. is a member of the American and Florida Institutes of Certified Public Accountants.

Dade Office: 305.670.3003 – 9700  South Dixie Highway, Suite 500, Miami, FL 33156

Broward Office: 954.389.1098    12401 Orange Drive, Suite 100C, Davie, FL 33330

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED BALANCE SHEETS

DECEMBER 31,

ASSETS

	2015	2014
CURRENT ASSETS:
Cash and cash equivalents	$6,385,989	$3,663,648
Accounts receivable, less Allowance for doubtful accounts of $815,268 and $557,000 respectively	1,937,084	1,613,942
Accounts receivable (related parties)	148,376	—
Notes receivable - current portion (related parties)	756,097	5,086,686
Prepaid expenses	371,190	347,936
Deferred tax asset	384,559	137,375

Total current assets	9,983,295	10,849,587

FURNITURE, FIXTURES & EQUIPMENT: Net of
Accumulated depreciation	672,457	468,175

OTHER ASSETS:
Security deposits	58,052	54,502
Deposit Asset Purchase Agreement	—	700,000
Deferred tax asset - net of current	—	2,012
Cash surrender value of life insurance	45,352	—
Notes receivable - net of current portion (related parties)	1,823,241	431,753
Investments	1,005,471	130,549
Other intangibles, net of accumulated amortization	2,213,648	74,595

Total other assets	5,145,764	1,393,411

TOTAL ASSETS	$15,801,516	$12,711,173

The accompanying notes are an integral part of these consolidated financial statements.

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED BALANCE SHEETS

DECEMBER 31,

LIABILITIES AND EQUITY

	2015	2014
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,538,402	$1,770,229
Accounts payable (related parties)	667,832	367,794
Deferred revenue	367,915	415,736
Deferred revenue (related party)	67,600	—
Premium financing	39,894	49,392
Note payable, current portion (related parties)	112,500	100,000
Note payable, line of credit	—	525,000
Income taxes payable	782,927	219,200

Total current liabilities	4,577,070	3,447,351

LONG - TERM LIABILITIES:
Note payable - net of current portion (related parties)	112,500	225,000
Deferred tax liability	133,251	—

Total long-term liabilities	245,751	225,000

COMMITMENTS AND CONTINGENCIES:	—	—

STOCKHOLDERS’ EQUITY:
Preferred stock Class B, $1 par value, 20,000 shares authorized, 14,101 and 16,198 shares outstanding, respectively	14,101	16,198	*
Common stock, $1 par value, 100,000 shares authorized, authorized, 80 and 80 outstanding, respectively	80	80	*
Additional paid-in capital	—	—
Retained earnings	11,007,723	9,015,711	*
Accumulated other comprehensive (loss)	(50,025)	—

Total Vantage Hospitality Group, Inc. & Subsidiaries stockholders’ equity	10,971,879	9,031,989

Non-controlling interest in subsidiaries:
VISI - Preferred stock Class A, $.001 par value 15 shares authorized, 9 shares issued and outstanding	10,000	10,000
BN - Non-controlling interest	(3,184)	(3,167)

Total non-controlling interest	6,816	6,833

Total equity	10,978,695	9,038,822

TOTAL LIABILITIES AND EQUITY	$15,801,516	$12,711,173

*	As restated, see Note 15.

The accompanying notes are an integral part of these consolidated financial statements.

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31,

	2015	2014	2013
REVENUES:
Royalty and reservation fees	$21,435,757	$17,551,023	$15,736,433
Marketing and promotion	9,421,622	8,211,004	7,730,951
Other membership and conference operations	1,443,364	1,432,698	1,081,273
Initial membership fees	902,392	1,209,053	1,032,000
Commissions	712,996	299,528	403,107

Total revenues	33,916,131	28,703,306	25,983,764

OPERATING EXPENSES:
Selling, reservation, general and administrative	18,857,424	15,263,889	13,105,539
Marketing	10,113,860	8,715,000	8,089,488
Other membership and conference operations	1,299,465	1,007,333	657,778
Depreciation and amortization	694,265	138,890	140,172

Total operating expenses	30,965,014	25,125,112	21,992,977

INCOME FROM OPERATIONS	2,951,117	3,578,194	3,990,787

OTHER INCOME AND (EXPENSES):
Equity method income (loss)	658,911	(160,416)	(129,188)
Miscellaneous income (expenses)	5,653	—	(10,517)
Interest (expense)	(16,714)	(2,669)	(18,503)
Interest income	92,249	78,273	7,207

Total other income and (expenses)	740,099	(84,812)	(151,001)

INCOME BEFORE INCOME TAXES AND NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	3,691,216	3,493,382	3,839,786

PROVISION FOR INCOME TAXES	(1,439,193)	(1,373,724)	(1,393,093)

INCOME BEFORE NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	2,252,023	2,119,658	2,446,693

ADD: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	17	3,207	2,904

NET INCOME ATTRIBUTABLE TO VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES	$2,252,040	$2,122,865	$2,449,597

The accompanying notes are an integral part of these consolidated financial statements.

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31,

	2015	2014	2013

NET INCOME ATTRIBUTABLE TO VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES	$2,252,040	$2,122,865	$2,449,597

OTHER COMPREHENSIVE (LOSS):
Foreign currency translation adjustments	(50,025)	—	—

Total other comprehensive (loss):	(50,025)	—	—

COMPREHENSIVE INCOME	2,202,015	2,122,865	2,449,597

COMPREHENSIVE INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	—	—	—

COMPREHENSIVE INCOME ATTRIBUTABLE TO VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES	$2,202,015	$2,122,865	$2,449,597

The accompanying notes are an integral part of these consolidated financial statements.

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 and 2013

	Vantage Hospitality Group, Inc. & Subsidiaries
	Common Stock	Preferred Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive (loss)	Total Vantage Hospitality Group, Inc. & Subsidiaries Stockholders’ Equity	Non- Controlling Interest	Total

Balance December 31, 2012 *	$88	$16,978	$251,256	$5,041,205	$—	$5,309,527	$12,944	$5,322,471

Net income (loss)	—	—	—	2,449,597	—	2,449,597	(2,904)	2,446,693

Balance December 31, 2013*	88	16,978	251,256	7,490,802	—	7,759,124	10,040	7,769,164

Net income (loss)	—	—	—	2,122,865	—	2,122,865	(3,207)	2,119,658

Purchase of treasury stock*	(8)	(780)	(251,256)	(597,956)	—	(850,000)	—	(850,000)

Balance December 31, 2014*	80	16,198	—	9,015,711	—	9,031,989	6,833	9,038,822

Net income (loss)	—	—	—	2,252,040	—	2,252,040	(17)	2,252,023

Other comprehensive (loss), net	—	—	—	—	(50,025)	(50,025)	—	(50,025)

Purchase of treasury stock	—	(2,097)	—	(260,028)	—	(262,125)	—	(262,125)

Balance December 31, 2015	$80	$14,101	$—	$11,007,723	$(50,025)	$10,971,879	$6,816	$10,978,695

*	As restated, see Note 15.

The accompanying notes are an integral part of these consolidated financial statements.

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,

	2015	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$2,252,040	$2,122,865	$2,449,597

Adjustments to reconcile net income to net cash provided by operating activities:

Amortization and depreciation	694,265	138,890	140,172
Cash surrender value of life insurance	(45,352)	—	—
Deferred tax	(111,920)	50,373	25,442
Equity (income) loss affiliate	(658,911)	160,416	129,188
Loss on abandoned assets	—	—	10,517
Unrealized foreign currency transactions	(50,025)	—	—
Non-controlling interest	(17)	(3,207)	(2,904)
(Increase) decrease in:
Accounts receivable	(323,042)	(519,112)	257,092
Accounts receivable (related parties)	(148,376)	—	—
Prepaid and refundable income taxes	—	20,191	638,151
Prepaid expenses	(23,254)	73,666	58,956
Security deposits	(3,550)	3,799	—
Increase (decrease) in:
Accounts payable and accrued expenses	766,199	283,565	(21,985)
Accounts payable (related parties)	302,012	(47,492)	50,655
Deferred revenue	(47,821)	(30,395)	(35,187)
Deferred revenue (related party)	67,600	—	—
Income taxes payable	563,727	106,405	103,107

Net cash provided by operating activities	3,233,575	2,359,964	3,802,801

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments	(216,012)	(197,916)	(133,333)
Purchase of operating assets	(2,337,600)	(914,131)	(243,535)

Net cash (used) by investing activities	(2,553,612)	(1,112,047)	(376,868)

CASH FLOWS FROM FINANCING ACTIVITIES:
Notes receivable	—	26,160	75,704
Proceeds from credit line	—	525,000	1,000,000
Purchase of treasury stock	(262,125)	(525,000)	—
Notes proceeds and advances (related parties)	2,939,001	(711,915)	(2,881,972)
Proceeds from premium financing	72,716	77,292	77,494
Repayment of credit line	(525,000)	—	(1,000,000)
Repayment of notes and advances (related parties)	(100,000)	—	—
Repayment of premium financing	(82,214)	(79,946)	(77,750)

Net cash provided (used) by financing activities	$2,042,378	$(688,409)	$(2,806,524)

Continued

The accompanying notes are an integral part of these consolidated financial statements.

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,

Continued

	2015	2014	2013

NET INCREASE IN CASH	$2,722,341	$559,508	$619,409

CASH - BEGINNING	3,663,648	3,104,140	2,484,731

CASH - ENDING	$6,385,989	$3,663,648	$3,104,140

SUPPLEMENTAL DISCLOSURES:
Interest paid	$16,714	$18,503	$2,257

Taxes paid	$907,452	$610,150	$1,233,171

The accompanying notes are an integral part of these consolidated financial statements.

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

SUBSIDIARY OF THIRTY-EIGHT STREET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

Vantage Hospitality Group, Inc. (“Vantage”) is a subsidiary of Thirty-Eight Street, Inc. (“TESI”) and was incorporated in the State of Florida on June 24, 1999. Vantage is in the business of providing branding and other services to the hospitality industry and is based in Coral Springs, Florida and Westlake Village, California. The accompanying Consolidated Financial Statements include the accounts and transactions of Vantage as well as the entities in which Vantage has a direct or indirect controlling interest (collectively, the “Company”): Vantage Franchising, Inc. (formerly known as Lexington Franchising, Inc.) (“VFI”); Vantage Franchising (Canada) Inc. (formerly known as Canadas BV Inn Inc.) (“VFCI”); Vantage Insurance Services, Inc. (“VISI”); Brown Nester Hospitality Services, Inc. and its subsidiary (“BN” or “Brown Nester”); LHINDI, Inc. (“LHINDI”); and Vanta-Cruise, Inc. (“Cruise”).

As of December 31, 2015, Vantage operated the following brand names, as well as their extensions (such as “Suites”): Americas Best Value Inn; Canadas Best Value Inn; Value Inn Worldwide; Value Hotel Worldwide; Lexington Hotel; Lexington Inn; Lexington Legacy Inn; and Lexington Legacy Hotel (with the Lexington designators combining to form the “Lexington by Vantage” brand, formerly known as The Lexington Collection); America’s Best Inn; Country Hearth Inn and Suites; Signature Inn; Jameson Inns; and 3 Palms Hotels & Resorts.

As of January 15, 2015, Vantage acquired the assets, including the intellectual property, related to certain brands previously owned and operated by America’s Best Franchising, Inc. (an unrelated third party) and its subsidiaries (collectively, “ABF”). Those brands were America’s Best Inn; Country Hearth Inn & Suites, and Jameson Inns, as well as the then-dormant brand, Signature Inn. As of December 31, 2015, Vantage acquired additional assets from ABF related to the 3 Palms Hotels & Resorts brand. Simultaneously with those transactions, LHINDI assumed existing franchise agreements (as to America’s Best Inn; Country Hearth Inn & Suites; and Jameson Inns) and existing service agreements (as to 3 Palms Hotels & Resorts). Collectively, the brands acquired from ABF are referred to as the “ABF Brands” and the licensing, franchise, and similar agreements assumed by LHINDI are referred to as the “ABF Licenses.”

As of December 31, 2015, Vantage, through its subsidiaries, offers new franchises for all of its brands other than America’s Best Inn (for which no new franchises will be offered) and 3 Palms Hotels & Resorts.

With the exception of one America Best Value Inn located in Las Vegas, Nevada, operated by a non-consolidated affiliate of Vantage, and one Lexington Hotel in Jacksonville, Florida, owned by a non-consolidated affiliate of Vantage, all of the branded hotels are independently owned. At December 31, 2015, Vantage-branded hotels were operating in 46 states in the U.S., as well as Mexico, Canada, India, Indonesia, and South Korea.

PRINCIPLES OF CONSOLIDATION

When evaluating an entity in which it does not maintain a direct or indirect controlling interest for consolidation, the Company first determines whether an entity is within the scope of the guidance for consolidation of variable interest entities (“VIE”). The Company will consolidate an entity deemed to be a VIE upon the determination that the Company has a controlling financial interest in, and exercises significant influence over, the operating and financial policies of the VIE. For entities in which the Company does not have a controlling financial interest, the investments in such entities are accounted for under the equity or cost method of accounting, as appropriate. All significant intercompany accounts and transactions have been eliminated in consolidation. In presenting the Consolidated Financial Statements, management makes estimates and assumptions that affect the amounts reported and related disclosures. Estimates, by their nature, are based on judgment and available information. Accordingly, actual results could differ from those estimates. In management’s opinion, the Consolidated Financial Statements contain all normal recurring adjustments necessary for fair presentation of annual results reported.

RECLASSIFICATIONS

Certain accounts in prior-year financial statements have been reclassified for comparative purposes to conform to the current-year presentation.

Vantage Hospitality Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements	Page 11

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

SUBSIDIARY OF THIRTY-EIGHT STREET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Vantage, directly and through its subsidiaries, provides hotel owners with various marketing services, a centralized reservation system, and limited non-exclusive rights to utilize the registered trade names and service marks that are either owned by Vantage or for which Vantage is the exclusive worldwide licensee. The majority of the existing agreements have an initial term of one year; new agreements (those being offered as franchises) have terms ranging from three years to 20 years.

The Company accounts for revenue using the accounting method prescribed under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic Franchisors. Revenue is recognized when all material services or conditions relating to the sale have been substantially performed or satisfied by the Company.

In most instances, initial membership fees and application fees are recognized upon acceptance of the application by Vantage. Initial membership fees and application fees are non-refundable once the applicant has been accepted.

Monthly fees primarily consist of membership fees (or royalties) and marketing fees. Under the majority of the existing agreements, these are based on a fixed fee per room. New agreements for several brands provide members the ability to be billed their membership fees based on a percentage of gross rooms revenue or a flat fee per room. Revenue is recognized when earned. Prepayments of monthly fees, including marketing fees, are reported as deferred income on the accompanying consolidated balance sheet until such time as the fees are earned.

Marketing fees, which generally are used by Vantage for expenses associated with providing services such as national marketing, media advertising, search engine optimization, and search engine marketing, as well as other activities related to brand and property marketing. Vantage is not under any obligation to spend marketing fees as collected.

Master license agreements and exclusive sales territory agreements typically have terms of 15-20 years. Any initial fees received from parties to those agreements are realized over the term of such agreements.

The Company also provides insurance and real estate brokerage and hotel development services through VISI and BN, respectively. Insurance commission revenue is recognized as of the effective date of the insurance policy or the date on which the policy premium is billed to the customer, whichever is later. Real estate commission revenue is recognized as of the closing date of a transaction. Fees for hotel development services are recognized when earned.

NON-U.S. OPERATIONS

The U.S. dollar is the functional currency of the consolidated and unconsolidated entities operating in the United States. The functional currency for brand members outside of the United States is generally the principal currency of the economic environment in which the entity operates. The Company translates the financial statements of consolidated entities whose functional currency is not the U.S. dollar into U.S. dollars. The Company translates assets and liabilities at the exchange rate in effect as of the consolidated financial statement date and translates consolidated income statement accounts using the weighted average exchange rate for the period. Gains and losses from foreign currency transactions are included in operating cost. The Company reports foreign currency translation adjustments in the consolidated statements of comprehensive income and reports the accumulated effect of changes in exchange rate as a separate component of stockholders’ equity.

INCOME TAXES

Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted rates expected to apply to taxable income in the years in which those differences are expected to be recovered or settled.

Vantage Hospitality Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements	Page 12

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

SUBSIDIARY OF THIRTY-EIGHT STREET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES (CONTINUED)

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The calculation of tax liabilities involves significant judgment in estimating the impact of uncertainties in the application of complex tax laws. In the ordinary course of business, there are many transactions and calculations where the ultimate tax outcome is uncertain. Although the Company believes its estimates are reasonable, no assurance can be given that the final tax outcome will not be different than that which is in its historical income tax provisions and accruals. Tax assessments and resolution of tax contingencies may arise several years after tax returns have been filed. Predicting the outcome of such tax assessments involves uncertainty; however, it is management’s belief that the recorded tax liabilities adequately account for probable outcomes. Resolution in a manner inconsistent with the Company’s expectations could have a material impact on the Company’s results of operations.

CASH AND CASH EQUIVALENTS

For financial statement purposes, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Vantage owned certificates of deposit totaling approximately $179,879 and $178,784 at December 31, 2015 and 2014, respectively. These funds were considered cash equivalents for financial statement purposes. Restricted cash amounted to $70,553 and $69,503 at each of December 31, 2015 and 2014.

CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at several banks. Balances maintained at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. From time to time, the Company maintains cash balances in excess of federally insured limits. At December 31, 2015 and 2014, cash balances in excess of FDIC limits totaled $5,079,445 and $2,604,700, respectively. The Company has not experienced any losses and does not believe it is exposed to any significant credit risk on its cash balances.

ACCOUNTS RECEIVABLE

Accounts receivable consist primarily of monthly fees due from hotel members and are recorded at the invoiced amounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable. The Company considers its credit risk associated with trade receivables to be partially mitigated by the dispersion of these receivables across a large number of geographically diverse licensees. At December 31, 2015 and 2014, the allowance for doubtful accounts totaled $815,268 and $557,000, respectively.

CAPITALIZATION POLICIES

Property and equipment are recorded at cost and depreciated using the straight line method over their estimated useful lives. Leasehold improvements are amortized over the shorter of the lease term or their useful lives. Major renovations and replacements are capitalized. Expenditures for replacements, maintenance, and repairs that do not extend the lives of the respective assets are charged to expense as incurred. Upon sale or retirement of property, the costs and related accumulated depreciation are eliminated from the accounts and any related gain or loss is recognized in the accompanying consolidated statement of income.

SPLIT-DOLLAR LIFE INSURANCE

The Company pays the premiums on split-dollar life insurance policies for the benefit of certain key executives. The Company records the cash surrender value of the policies on the balance sheet.

Vantage Hospitality Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements	Page 13

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

SUBSIDIARY OF THIRTY-EIGHT STREET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLES AND LONG-LIVED ASSETS

Long lived assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying values. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

NOTES RECEIVABLE

The Company evaluates the collectability of notes receivable on a periodic basis. A loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. For impaired loans, the Company may apply a reserve. The Company applies its loan impairment policy individually to all loans and does not aggregate loans for the purpose of applying such policy. There were no loans impaired during the years ended December 31, 2015, 2014, or 2013.

INVESTMENTS

The Company accounts investments using the equity method when the Company can exercise significant influence over the entities. The Company accounts investments using the cost method when the Company owns a minimal investment and does not exercise significant influence over the entities.

Investments held on an equity basis:

In October 2013, the Company, through its wholly-owned subsidiary, VantaCruise, Inc. (“Cruise”), acquired a 46.5% membership interest in Cruise Inn Holdings, LLC, a company formed to develop a brand and distribution system for the outdoor hospitality industry. During the years ended December 31, 2015, 2014, and 2013, Cruise funded cash calls totaling $172,625, $160,416, and $58,333, respectively. The Company’s investment in Cruise Inn Holdings, LLC, through Cruise amounted to $0 at December 31, 2015 and 2014, after allocating equity losses.

The Company accounted for its investment in ACC Strategies, LLC (“ACCS”) using the equity method. The Company’s investment in ACCS amounted to $824,924 and $0 at December 31, 2015 and 2014, respectively, after allocating equity gains and losses.

Investments held on a cost basis:

The Company accounts its investment in Cal-Vegas Limited using the cost method. The Company’s investment in Cal-Vegas Limited amounted to at both December 31, 2015 and 2014 totaled $18,050.

In February 2013, The Company subscribed to an investment in Thayer Ventures Affiliates Fund II, L.P. (the “Fund”) in the amount of $250,000. The Company funded capital calls made by the Fund totaling $50,000 and $112,500 during the years ended December 31, 2015 and 2014, respectively. The Company’s investment in the Fund amounted to $162,500 and $112,500 at December 31, 2015 and 2014.

Vantage Hospitality Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements	Page 14

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

SUBSIDIARY OF THIRTY-EIGHT STREET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist primarily of cash, accounts receivable, related party receivables and accounts payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the relatively short-term nature of these items.

ADVERTISING AND MARKETING COSTS

The Company expenses advertising and marketing costs during the year as incurred. Advertising and marketing expenses for the years ended December 31, 2015, 2014, and 2013 totaled $10,113,860, $8,715,000, and $8,089,488, respectively.

USE OF ESTIMATES

The accompanying Consolidated Financial Statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). In preparing the Consolidated Financial Statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and operations for the reporting period. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

NOTE 3: PREPAID EXPENSES

Prepaid expenses as of December 31, 2015 and 2014 consisted of the following:

	2015	2014
Prepaid insurance	$78,211	$87,031
Prepaid marketing	284,001	260,905
Other prepaid	8,978	—

Total	$371,190	$347,936

NOTE 4: FURNITURE, FIXTURES AND EQUIPMENT

The Company’s property and equipment as of December 31, 2015 and 2014 consisted of the following:

	2015	2014	Method / Life
Leasehold improvements	$280,162	$138,700	SL / 15
Computers and software	403,768	390,082	SL / 3-5
Office equipment	167,342	91,340	SL / 5-7
Furniture and fixtures	106,170	96,035	SL / 7

Total	957,442	716,157
Accumulated depreciation	(284,985)	(247,982)

Net	$672,457	$468,175

Depreciation expense totaled $143,018, $102,312, and $88,584 for the years ended December 31, 2015, 2014, and 2013, respectively.

Vantage Hospitality Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements	Page 15

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

SUBSIDIARY OF THIRTY-EIGHT STREET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 5: ACQUISITION OF BRANDS

During the year ended December 31, 2015, the Company completed the acquisition of certain assets and the assumption of certain obligations relating to the ABF Brands for $2,750,000 in cash and recognized $2,587,500 in intangible assets, primarily reflecting acquired ABF license agreements and $162,500 in receivables and office furniture and equipment. The Company had a non-refundable deposit of $700,000 at December 31, 2014 for this acquisition.

The Company agreed to pay a quarterly assistance fee and certain transition fees to ABF for a period of four years from the closing date. Quarterly assistance and transition fees expense for the year ended December 31, 2015 totaled $583,181, and $136,310 is included in accrued expenses as of the year ended December 31, 2015.

During the year ended December 31, 2014, the Company managed the ABF Brands on behalf of ABF, for which the Company was paid a percentage of ABF’s revenue from the ABF Branded-hotels, net of certain expenses.

NOTE 6: INTANGIBLE ASSETS

The Company’s intangible assets as of December 31, 2015 and 2014 consisted of the following:

	2015	2014	Method / Life
Acquired ABF license agreements	$2,509,000	$—	7*
Capitalized licensing rights	188,364	188,364	SL / 2
Websites	170,804	111,804	SL / 5
Trademarks	101,754	38,754	SL / 7

Total	2,969,922	338,922
Accumulated amortization:
Acquired ABF license agreements	(498,800)	—
Other intangible assets	(257,474)	(264,327)

Net	$2,213,648	$74,595

*	The company has elected to amortize the cost of the acquired ABF license over the expected life of those agreements. The estimated amortization expense for each of the years ending December 31 is as follows:

Amount
2016	$498,800
2017	374,100
2018	374,100
2019	374,100
2020	199,520
Thereafter	189,580

Total	$2,010,200

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic Expenses, the Company expensed the unamortized book value of organization costs in an amount of $49,794 during the year ended December 31, 2014.

Amortization expense for intangible assets totaled $551,247, $36,578, and $51,588 for the years ended December 31, 2015, 2014, and 2013 respectively.

Vantage Hospitality Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements	Page 16

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

SUBSIDIARY OF THIRTY-EIGHT STREET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 7: NOTES RECEIVABLE – RELATED PARTIES

From time-to-time, the Company enters into agreements with related parties to provide working lines of credit and or advances. Notes receivable-related parties at December 31, 2015, and 2014 consisted of the following:

	2015	2014
Note receivable dated December 31, 2011 (Executive Officer), non-interest bearing; balloons December 31, 2019	$97,376	$113,720
Note receivable dated December 31, 2014 (Executive Officer), non-interest bearing; satisfied in 2015	—	30,000
Note receivable dated December 31, 2011 (ACC); interest at 1.37%; satisfied in 2015	—	2,508,413
Note receivable dated December 31, 2009 (Cal-Vegas); interest at 1.37%; balloons December 31, 2016	431,754	431,753
Note receivable dated December 31, 2009 (Cal-Vegas); interest at 1.37%; balloons December 31, 2017	74,478	102,333
Note receivable dated December 12, 2014 (Executive Officer), interest at 2%; satisfied in 2015	—	34,426
Note receivable dated May 7, 2013 (VAPAC), interest at 1.37%; satisfied in 2015	—	2,297,794
Note receivable dated November 5, 2015 (ACC), interest at 3.00%; due December 31, 2018	672,083	—
Note receivable dated May 29, 2015 (VAPAC), interest at 3.00%; balloons December 31, 2020	1,303,647	—

Total notes receivable	$2,579,338	$5,518,439
Less current portion	(756,097)	(5,086,686)

Total long-term notes receivable	$1,823,241	$431,753

VAPAC, Inc., a Florida corporation, is owned by certain executive officers of the Company.

NOTE 8: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of December 31, 2015 and 2014 consisted of the following:

	2015	2014
Accounts payable	$1,884,318	$1,563,418
Accrued quarterly assistance fee (Note 5)	136,310	—
Accrued professional	182,368	96,435
Accrued salaries	136,013	—
Accrued vacation	89,200	52,267
Accrued general and administrative	82,758	32,959
Accrued commission	27,435	25,150

Total	$2,538,402	$1,770,229

Vantage Hospitality Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements	Page 17

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

SUBSIDIARY OF THIRTY-EIGHT STREET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 9: NOTE PAYABLE AND CREDIT LINE

Note payable:

During the year ended December 31, 2014, the Company purchased 7.8 shares of common stock and 780 shares of Class B Preferred Stock, for a total of $850,000, $325,000, which is payable pursuant to a non-interest bearing promissory note, the maturity date of which is October 1, 2017. The note is personally guaranteed by the Company’s CEO, Roger J. Bloss, and COO, Bernard T. Moyle.

Future principal payments are as follows:

Amount
June 15, 2016	$56,250
October 1, 2016	56,250
June 15, 2017	56,250
October 1, 2017	56,250

Total	$225,000

Credit line:

The Company maintains a bank line of credit providing up to $1,500,000, due upon demand. The line is secured by the Company’s business assets and is personally guaranteed by two of the Company’s officers. The amounts outstanding under this line of credit at December 31, 2015 and 2014 were $0 and $525,000, respectively.

NOTE 10: OPERATING LEASE OBLIGATIONS

The Company has entered into various operating leases, primarily for office space, computer and office equipment. Rent expenses under non-cancelable operating leases totaled $335,455, $281,100, and $256,198, for the years ended December 31, 2015, 2014, and 2013, respectively.

Future minimum lease payments are as follows:

Amount
2016	$339,524
2017	346,194
2018	147,393
2019	11,689
2020	—

Total	$844,800

NOTE 11: COMMITMENTS, CONTINGENCIES AND GUARANTIES

Commitments and contingencies:

Vantage is involved in a number of lawsuits and disputes arising in the ordinary course of business. In the opinion of management and Vantage’s legal counsel, the ultimate outcome of such disputes will not have a material adverse effect on Vantage’s business, financial position, results of operation or cash flows.

Vantage Hospitality Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements	Page 18

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

SUBSIDIARY OF THIRTY-EIGHT STREET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 11: COMMITMENTS, CONTINGENCIES AND GUARANTIES (CONTINUED)

Commitments and contingencies (continued):

Prior to franchising it’s Brands through VFI and VFCI, the Company, through Vantage, offered brand membership agreements that included a license. The Federal Trade Commission (the “FTC”) and certain other foreign jurisdictions (including Mexico and Canada) regulate the sale of franchises. The FTC requires franchisors to make extensive disclosure to prospective franchisees, but does not require registration. A number of states in which Vantage offered brand membership require franchise registration or disclosure in connection with franchise offers and sales. In addition, several states have “franchise relationship laws” or “business opportunity laws” that limit the ability of the franchisor to terminate franchise agreements or to withhold consent to renewal or transfer of these agreements.

Vantage does not consider itself to have been a franchisor in the United States; has not been materially affected by these regulations; and no longer offers brand membership agreements or similar licensing arrangements.

VISI or its president is licensed to offer and sell insurance products in 40 states. Brown Nester is licensed as a real estate broker in the State of California, and operates outside California through a network of brokers licensed to do business in the respective states. Brown Nester’s Florida subsidiary, Brown Nester-Florida, LLC (“BNFL”), is licensed as a real estate broker in the state of Florida. Although no claims are pending or threatened against VISI, Brown Nester, or BNFL by any regulatory authority or other party, the regulated nature of their respective businesses makes it possible that a claim may be asserted. VISI carries what management believes to be sufficient errors and omissions insurance to protect against such contingencies. Neither Brown Nester nor BNFL carries such insurance.

Guaranties with related parties:

On December 15, 2015 the Company entered into two payment guaranties with respect to the refinancing of the first mortgage and financing the renovations of a hotel franchised under one of the Company’s brands. (See Note 12, “Lexington-branded hotel”.) The first guaranty relates to a $21,561,500 line of credit extended to an unconsolidated VIE, LexDevCoJax, LLC (“LexDevCo”), the owner of the hotel. The guaranty is for the payment and performance of the terms of the note, not the collection of the note. The note is secured by a first lien on the property and improvements of the hotel. The guaranty will be effect until the term of the note which expires on December 18, 2022. The outstanding principal amount of the loan at December 31, 2015 was $5,013,306.

The second guaranty relates to a $5,000,000 unsecured financing extended to LexDevCo’s manager and minority shareholder, VAPAC Jacksonville, LLC (“VAPACJax”) and was extended in support of the opportunity to brand a Lexington-branded hotel in Jacksonville. The guaranty will remain in effect until the principal and interest are repaid. The note is an amortizing instrument and has a maturity date of December, 2025. The outstanding principal and interest of the loan at December 31, 2015 was $3,144,550.

Both of these notes were current as of December 31, 2015. Management believes the likelihood of having to perform under either of these guaranties was remote.

NOTE 12: RELATED PARTY TRANSACTIONS AND AGREEMENTS

Agreements with parent company:

Vantage is party to a management agreement with its parent, TESI. The management agreement calls for management fees of 5% and 3% of sales revenues (net of revenue derived from the Central Reservation System (CRS), marketing and direct revenue related to Vantage’s annual conference) for the Americas Best Value and the Lexington by Vantage brands, respectively. For these purposes, revenue from the Value Inn Worldwide and Value Hotel Worldwide brands are included with those of the Americas Best Value Inn brand, other than revenue related to the Value Inn Worldwide and Value Hotel Worldwide brands in South Korea, which are included with those of the Lexington brand. Management fees paid to TESI for the years ended December 31, 2015, 2014, and 2013 totaled approximately $620,844, $596,455, and $560,400, respectively.

Vantage Hospitality Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements	Page 19

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

SUBSIDIARY OF THIRTY-EIGHT STREET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 12: RELATED PARTY TRANSACTIONS AND AGREEMENTS (CONTINUED)

Agreements with parent company:

Vantage is party to a licensing agreement with its parent, TESI. The licensing agreement calls for royalties of 3% of all revenue net of revenue derived from the CRS, marketing and direct revenue related to Vantage’s annual conference. Royalties for the years ended December 31, 2015, 2014, and 2013 totaled $383,015, $367,234, and $346,470, respectively.

Relationship with marketing firm:

During the years ended December 31, 2015, 2014, and 2013, Vantage was billed by JCF Marketing, Inc. (“JCF”) a related party, approximately $470,250, $440,920, and $462,700, respectively, in agency fees and was billed by JCF $2,629,491, $2,390,217, and $2,227,261, respectively, in other marketing and related expenses. The principal of JCF is a member of the Board of Directors of Vantage and JCF owns approximately 1.76% of Vantage.

Compensation to Officers and Directors:

During the years ended December 31, 2015, 2014 and 2013, the Company compensated certain officers and beneficial owners of Vantage executive salaries and other compensation totaling $962,996, $863,759 and $1,003,567, respectively. The Company paid board of director fees $60,000 and $60,000 during the years ended December 31, 2014 and 2013, respectively.

Lexington-branded hotel:

During the year ended December 31, 2015, BNFL entered into an agreement with LexDevCo, the owner of a Lexington-branded hotel in Jacksonville, Florida, pursuant to which BNFL oversees the capital improvements and other aspects of an extensive renovation project for that hotel. Two of Vantage’s executive officers own an interest in a corporation that is the minority member of VAPACJax, the limited liability company that owns a minority interest in LexDevCo, resulting in those officers owning a beneficial interest in LexDevCo of approximately 5.5% combined. The majority of the ownership (and voting rights) of LexDevCo and of VAPACJax is owned by separate groups of third parties unaffiliated with the Company. Under the terms of the operating agreements of LexDevCo and of VAPACJax, Vantage’s officers (individually, and not in their corporate roles) have limited ability to make decisions on behalf of LexDevCo or on behalf of VAPACJax, as all significant decisions and actions require the approval of the majority member. Such decisions and actions include approving operating and capital budgets; all corporate finance transactions, including incurring debt; entering into any branding, management, or similar agreements; and disposing of the hotel. Because neither the Company nor its officers own a controlling financial interest or otherwise achieve primary beneficiary status as to LexDevCo or VAPACJax, the Company has determined that neither VIE warrants consolidation in the Company’s financial statements.

During the year ended December 31, 2015, the Company had not earned any renovation project management fees from LexDevCo. In that period, the Company earned $84,974 in monthly franchise, marketing, and brand-associated fees, $39,721 of which remained due at the year then ended. The Company billed $67,600 initial franchise fee which is included in deferred revenue at December 31, 2015.

NOTE 13: RETIREMENT PLAN (401(k))

Since January 1, 2009, Vantage has sponsored the Vantage Hospitality Group, Inc. 401(k) Retirement Savings Plan, which covers substantially all eligible employees of Vantage and its subsidiaries. Participating employees may elect to contribute, on a tax-deferred basis, a portion of their compensation in accordance with Section 401(k) of the Internal Revenue Code. Vantage matches employee contributions up to 4% of the employee’s salary, and additional contributions may be made to the Plan at the discretion of the employer. Employer contributions vest immediately. For the years ended December 31, 2015, 2014, and 2013, Vantage contributed to the Plan $162,030, $143,338, and $135,455, respectively.

Vantage Hospitality Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements	Page 20

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

SUBSIDIARY OF THIRTY-EIGHT STREET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 14: INCOME TAXES

The Company’s deferred taxes are provided on temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes. Deferred taxes relate primarily to allowances for bad debts, differences in books and tax basis in accounting for investments, and differences in calculating depreciation on fixed assets.

Deferred income tax assets and liabilities at December 31, 2015 and 2014 consisted of the following:

	2015		2014
	Current	Non-current	Current	Non-current
Deferred tax assets	$385,595	$46,079	$199,012	$17,910
Deferred tax liabilities	(1,036)	(179,330)	(61,637)	(15,898)

Total	$384,559	$(133,251)	$137,375	$2,012

Income tax expense for the years ended December 31, 2015, 2014, and 2013 consisted of the following:

	2015	2014	2013
Current:
Federal	$1,455,731	$1,154,426	$1,187,121
State and other taxes	95,383	168,925	180,530
Deferred income tax expense (benefit)	(111,921)	50,373	25,442

Total	$1,439,193	$1,373,724	$1,393,093

The income tax provision shown on the statement of income may differ from the amounts that would result from applying statutory tax rates to income before income taxes primarily because of nondeductible expenses, the marginal tax rates used to compute deferred taxes, and the effect of state income tax.

NOTE 15: CHANGE IN ACCOUNTING PRINCIPLE

The Company decided at the beginning of 2015 to adopt the par value method of accounting for treasury stock. The company had used the cost method for financial and tax reporting purposes since inception and maintained records adequate to apply the par value method retrospectively. The company retired all treasury shares and such shares are no longer outstanding. Since the par value method of accounting for treasury shares accounts for such acquisitions by reducing outstanding shares and paid-in capital this method was adopted.

Under the cost method, the Company recorded the entire amount of the cost of treasury stock in a “Treasury Stock Account” which appeared on the balance sheet under Retained earnings with in the equity section. Under the cost method there is no reduction in outstanding shares nor is there any reduction in the related paid-in capital. Conversely, the par value method of accounting for treasury stock contemplates a retirement of outstanding shares and a reduction paid-in capital. Retained earnings is reduced by the excess of the cost to acquire these treasury shares over the par value and paid-in capital.

Vantage Hospitality Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements	Page 21

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

SUBSIDIARY OF THIRTY-EIGHT STREET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 15: CHANGE IN ACCOUNTING PRINCIPLE (CONTINUED)

The effects of the change in accounting principles on the stockholders’ equity section are presented in the following table:

December 31, 2012
	As Computed under Cost Method	As Reported under Par Value Method	Effect of change
Common Stock	$88	$88	$—
Preferred Stock	16,978	16,978	—
Additional paid-in capital	557,497	251,256	(306,241)
Retained earnings	5,041,205	5,041,205	—
Treasury stock	(306,241)	—	306,241

Total	$5,309,527	$5,309,527	$—

December 31, 2013
	As Computed under Cost Method	As Reported under Par Value Method	Effect of change
Common Stock	$88	$88	$—
Preferred Stock	16,978	16,978	—
Additional paid-in capital	557,497	251,256	(306,241)
Retained earnings	7,490,802	7,490,802	—
Treasury stock	(306,241)	—	306,241

Total	$7,759,124	$7,759,124	$—

December 31, 2014
	As Computed under Cost Method	As Reported under Par Value Method	Effect of change
Common Stock	$88	$80	$(8)
Preferred Stock	16,978	16,198	(780)
Additional paid-in capital	557,497	—	(557,497)
Retained earnings	9,613,667	9,015,711	(597,956)
Treasury stock	(1,156,241)	—	1,156,241

Total	$9,031,989	$9,031,989	$—

NOTE 16: CAPITAL STOCK

VANTAGE HOSPITALITY GROUP, INC.

Vantage is authorized to issue up to 100,000 shares of common stock, $1.00 par value per share, and up to 100,000 shares of preferred stock, with such rights and preferences as the Board of Directors may determine from time to time.

Common stock

As of December 31, 2015 and 2014, Vantage had 80 shares of common stock outstanding. All common stockholders have identical voting rights and are entitled to one vote per share, with no preemptive rights.

Vantage Hospitality Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements	Page 22

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

SUBSIDIARY OF THIRTY-EIGHT STREET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 16: CAPITAL STOCK (CONTINUED)

VANTAGE HOSPITALITY GROUP, INC. (CONTINUED)

Class B preferred stock

Vantage’s Board of Directors has designated 20,000 shares as Class B Preferred Stock, $1.00, par value, of which 14,101 and 16,198 were outstanding as of December 31, 2015 and 2014, respectively.

Each share of Class B Preferred Stock is entitled to .00375% of all dividends declared as to any class of capital stock other than Class B Preferred Stock, until such time as the holder receives twice the initial purchase price paid to Vantage. Thereafter, each share of Class B Preferred Stock is entitled to .00125% of such dividends declared until the holder receives an additional amount equal to the purchase price paid to Vantage for such shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Vantage, the holders of Preferred Class B Preferred Stock shall be entitled to receive out of distributable assets and before any payments to holders of common stock, a liquidation preference of $80 per share, less the cumulative amount of dividends previously or contemporaneously paid with respect to such shares. Further, the Class B Preferred Stock shall not be convertible into any other security of Vantage and, except as otherwise expressly required by Florida law, the holders of Class B Preferred Stock shall not be entitled to voting rights.

Redeemed and Cancelled Stock

During the year ended December 31, 2015, Vantage purchased an aggregate of 2,097 shares of Class B preferred stock, for a total of $262, 125.

During the year ended December 31, 2014, the Company purchased 7.8 shares of common stock and 780 shares of Class B Preferred Stock, for a total of $850,000, $325,000, which is payable pursuant to a non-interest bearing promissory note, the maturity date of which is October 1, 2017. The note is personally guaranteed by the Company’s CEO, Roger J. Bloss, and COO, Bernard T. Moyle.

VANTAGE FRANCHISING, INC. (formerly Lexington Franchising Inc.)

VFI, is authorized to issue 1,000 shares of common stock, $.001 par value per share, 100 shares of which were outstanding at December 31, 2015 and 2014.

VANTAGE FRANCHISING (CANADA) INC. (formerly Canadas BV Inn, Inc.)

VFCI is authorized to issue an unlimited number of shares, in accordance with the laws of British Columbia. As of December 31, 2015 and 2014, 100 shares were outstanding.

LHINDI, INC.

LHINDI is authorized to issue 1,000 shares of common stock, $.001 par value per share, 100 shares of which were outstanding at December 2015 and 2014.

VANTAGE INSURANCE SERVICES, INC.

VISI is authorized to issue up to 1,000,000 shares of common stock, $.001 par value per share, and up to 100,000 shares of preferred stock, with such rights and preferences as the Board of Directors may determine from time to time.

Vantage Hospitality Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements	Page 23

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

SUBSIDIARY OF THIRTY-EIGHT STREET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 16: CAPITAL STOCK (CONTINUED)

VANTAGE INSURANCE SERVICES, INC. (CONTINUED)

Common Stock

As of December 31, 2015 and 2014, there were 15,716 shares of common stock of VISI outstanding.

Series A Founders Stock

As of December 31, 2011, the Board of Directors of VISI had designated nine shares of preferred stock as Series A Founders Preferred Stock; subsequent to year end, the number of shares authorized was increased to 15. At December 31, 2015 and 2014, there were nine shares of Series A Founders Preferred Stock outstanding.

In the event the Board of Directors of VISI declares a dividend on any class of capital stock, each share of Series A Founders Preferred Stock shall be entitled to five percent (5%) of such dividend. In the event of liquidation, sale, merger, and on other stated events, the holders of the Series A Founders Preferred Stock and the holders of Series B Preferred Stock (if any) shall share in a preference of $150,000. Thereafter, the holders of Series A Founders Preferred Stock shall share in a second preference of $150,000 before sharing ratably with the holders of Series B Preferred Stock and holders of commons stock. Further, each share of Series A Founders Stock shall convert into a number of shares of common stock equal to 5% of the outstanding common stock of VISI, on a fully-diluted basis, immediately prior to any sale, merger, or similar business combination. Prior to conversion, and the holders of such stock will have the right to vote as if such shares had been converted to common stock.

BROWN NESTER HOSPITALITY SERVICES, INC.

Brown Nester Hospitality Services, Inc., is authorized to issue 100,000 shares of common stock, $1.00 par value per share, 100 of which were outstanding at December 31, 2015, and 2014. Brown Nester also is authorized to issue 1,000 shares of preferred stock, $.001 par value per share. In November 2012, the Board of Directors of Brown Nester authorized two series of preferred stock, as follows:

Series A convertible preferred stock

The Board of Directors of Brown Nester designated ten shares of preferred stock as Series A Convertible Preferred Stock. This series of preferred stock does not vote (except as required by law) and may be converted into common stock of Brown Nester on the sale or merger of Brown Nester, on the liquidation of the company, or if such shares are acquired by the company on the death of the holder. Each share of preferred stock entitles the holder to a dividend equal to 14.5% of any dividends paid to holders of common. As of December 31, 2015 and 2014, there were four shares of Series A Convertible Preferred Stock outstanding.

Series B convertible preferred stock

The Board of Directors designated one share of preferred stock as Series B Convertible Preferred Stock. Despite its name, this stock is not convertible into common stock, nor does it have a dividend feature. Each share of Series B Convertible Preferred Stock entitles the holder to two votes on matters submitted to the holders of the company’s common stock. As of December 31, 2015 and 2014, there was one share of this stock outstanding.

VANTA-CRUISE, INC.

Vanta-Cruise, Inc. is authorized to issue 1,000 shares of common stock, $.001 par value per share, 100 shares of which were outstanding at December 2015 and 2014.

Vantage Hospitality Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements	Page 24

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

SUBSIDIARY OF THIRTY-EIGHT STREET, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 17: SUBSEQUENT EVENTS

Subsequent events were evaluated through March 31, 2016, which is the date the financial statements were available to be issued.

In March 2016, Vantage issued 4 shares of common stock each to its Chief Executive Officer, Roger J. Bloss, and its Chief Operating Officer, Bernard T. Moyle, partially in recognition of the personal guaranties given by them.

Vantage Hospitality Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements	Page 25

Robert J. Berney, CPA, MBA Mark D. Gitlin, CPA, MAFF John L. Abitante, CPA, MST www.bga-cpa.com

INDEPENDENT AUDITOR’S REPORT

ON SUPPLEMENTARY SCHEDULES

To the Board of Directors and Stockholders

of Vantage Hospitality Group, Inc. and Subsidiaries

We have audited the consolidated financial statements of Vantage Hospitality Group, Inc. and Subsidiaries as of December 31, 2105 and 2014 and for each of the three years ended December 31, 2015, 2014 and 2013, and our report thereon dated March 31, 2016, which expressed an unmodified opinion on those financial statements, appears on page 3. Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The Supplementary Schedules of Consolidated Selling General and Administrative and Consolidated Marketing and Other Membership and Conference is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Respectfully Submitted,

Berney, Gitlin & Abitante, P.L.L.C.

Davie, Florida

March 31, 2016

Berney, Gitlin & Abitante P.L.L.C. is a member of the American and Florida Institutes of Certified Public Accountants.

Dade Office: 305.670.3003 – 9700  South Dixie Highway, Suite 500, Miami, FL 33156

Broward Office: 954.389.1098    12401 Orange Drive, Suite 100C, Davie, FL 33330

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED SUPPLEMENTARY SCHEDULES OF OPERATING EXPENSES

FOR THE YEARS ENDED DECEMBER 31,

	2015	2014	2013

CONSOLIDATED SELLING, RESERVATION, GENERAL AND ADMINISTRATIVE:

Administrative payroll	$2,605,040	$1,877,687	$2,034,040
Bad debts	498,891	196,509	157,271
Bank and credit card processing fees	269,653	219,461	212,613
Board of director fees	—	60,000	60,000
Bonus and commissions	973,090	560,835	605,473
Charitable contributions	14,928	15,194	76,331
Communication and telephone	158,702	95,261	88,424
Employee benefits	1,390,154	1,082,978	934,176
Executive compensation	962,996	863,759	1,003,567
Insurance	61,059	34,363	58,270
Licenses dues and subscriptions	98,282	51,418	77,096
Management and trademark fees (related parties)	1,003,860	972,973	906,870
Meals	45,641	74,051	59,523
Office supplies	97,307	77,927	76,604
Other	188,282	160,463	93,288
Payroll taxes	616,778	600,339	444,475
Postage and delivery	71,695	80,941	60,081
Professional fees	873,211	711,617	571,933
Property management system costs	100,825	55,862	83,991
Quarterly assistance and transition Fees	583,181	—	—
Rent	341,746	281,099	256,197
Repairs and maintenance	290,810	171,650	121,767
Reservation fees	4,985,123	4,389,750	2,966,106
Sales payroll	1,306,446	1,270,205	810,538
SSAP inspection fees	165,476	167,745	165,070
SSAP payroll	641,260	797,300	698,820
Travel	512,988	394,502	483,015

Total consolidated selling, reservation, general and administrative	$18,857,424	$15,263,889	$13,105,539

Continued -

The accompanying notes are an integral part of these consolidated financial statements.

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED SUPPLEMENTARY SCHEDULES OF OPERATING EXPENSES

FOR THE YEARS ENDED DECEMBER 31,

Continued

	2015	2014	2013

CONSOLIDATED MARKETING:

AAA advertising costs	$75,253	$100,726	$108,182
Consumer promotions	325,610	230,028	193,039
CRM program	95,407	38,300	75,162
JCF Marketing (related party)	470,249	440,920	462,700
Lodging directories	113,687	79,008	139,711
Magazine and print advertising	252,479	423,415	476,351
Marketing and advertising salaries	2,234,611	2,028,479	1,720,563
Member development	489,890	495,670	337,669
News letters, flyers	142,884	85,659	160,794
On line marketing	2,172,114	1,091,802	965,489
Other	184,428	120,948	145,520
Pay per click	1,230,725	1,334,466	1,220,497
Tour and travel marketing	214,201	199,364	246,500
Trade shows	231,052	66,208	55,013
Travel guides	406,701	517,990	467,276
TV and Radio advertising	1,190,656	1,163,851	1,043,860
Value Club	134,257	162,683	124,207
Website maintenance	149,656	135,483	146,955

Total consolidated marketing	$10,113,860	$8,715,000	$8,089,488

CONSOLIDATED OTHER MEMBERSHIP AND CONFERENCE:

Rooms and audio visual	$201,569	$216,112	$115,696
Catering and meals	534,996	475,245	288,432
Conference programs and registration	74,739	46,540	34,045
Conference support	81,209	60,365	12,125
Conference entertainment	16,085	25,928	10,351
Consultants, speakers and celebrities	15,645	4,781	11,785
Convention center	60,190	40,085	40,040
Corporate uniforms	56,126	61,144	38,423
Office supplies	52,394	57,378	57,956
Staffing	206,512	19,755	48,925

Total consolidated other membership and conference	$1,299,465	$1,007,333	$657,778

The accompanying notes are an integral part of these consolidated financial statements.